SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)      February 28, 2005

Davel Communications, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-25207	59-3538257
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Public Square, Suite 700 Cleveland, OH	44114
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code    (216) 241-2555

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENTS

On February 28, 2005, Davel Communications, Inc. (the "Company") entered into an agreement to extend its employment contract with Tammy L. Martin to continue as Company Secretary, General Counsel, and adding the additional duties of Chief Administrative Officer. The employment agreement had a term of fourteen months commencing February 1, 2005 and provided for an annual base salary of $186,295 during the term of the employment agreement, as well as participation in those benefit and bonus programs provided to other similarly situated executives of the Company.

On February 28, 2005, the Company entered into an agreement to extend its employment contract with Donald L. Paliwoda to continue as Chief Financial Officer. The employment agreement had a term of fourteen months commencing February 1, 2005 and provided for an annual base salary of $119,600 during the term of the employment agreement, as well as participation in those benefit and bonus programs provided to other similarly situated executives of the Company.

On March 3, 2005, the Company entered into an agreement to extend its employment contract with Andrew Tzamaras to continue as Chief Operating Officer of the Company. The employment agreement had a term of fourteen months commencing February 1, 2005 and provided for an annual base salary of $120,000 during the term of the employment agreement, as well as participation in those benefit and bonus programs provided to other similarly situated executives of the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(C)	Exhibits

10.1	Employment Agreement dated February 28, 2005 between Davel Communications, Inc. and Tammy L. Martin.

10.2	Employment Agreement dated February 28, 2005 between Davel Communications, Inc. and Donald L. Paliwoda.

10.3	Employment Agreement dated March 3, 2005 between Davel Communications, Inc. and Andrew P. Tzamaras.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 4, 2005

DAVEL COMMUNICATIONS, INC.

By:	/s/ Donald L. Paliwoda
Name: Donald L. Paliwoda
Title: Chief Financial Officer